UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

Miller Petroleum, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	033-02249-FW	62-1028629
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3651 Baker Highway, Huntsville, Tennessee	37756
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 663-9457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2007, Miller Petroleum, Inc. (the “Registrant”) received a written notice from FINRA, stating that the Registrant is not in compliance with the OTC Bulletin Board’s continuing listing criteria under NASD Rule 6530 because it has been delinquent in its reporting obligations three times in the past 24-month period. Because the Registrant continues to be delinquent in its reporting requirements and there was no request for a hearing before the Nasdaq Listing Qualifications Panel to review the Nasdaq Staff’s delinquency determination, the Registrant was delisted from the OTC Bulletin Board effective August 24, 2007. After August 24, 2007, the Registrant’s securities will not eligible for continued quotation on the OTCBB and all quotations of the Registrant’s securities on the OTCBB will be deleted. At this time, the Registrant does not intend to appeal the delisting and the Registrant’s securities are eligible for quotation in the National Quotation Bureau (Pink Sheets), an electronic quotation service for securities traded over-the-counter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Notice from FINRA dated August 15, 2007 regarding potential delisting from the OTC Bulletin Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC. (Registrant)

Date: August 16, 2007	By:	/s/ Lyle H. Cooper
Lyle H. Cooper
Chief Financial Officer